Exhibit 107

Calculation of Filing Fee Tables
Form F-1
(Form Type)
Cazoo Group Ltd
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation Rule or Carry Forward Rule	Amount Registered		Proposed Maximum Offering Price Per Unit(1)		Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid
Primary Offering
	Other	New Tranche 1 Warrants	Other	2,096,983	(2)	—		—	—		(3)
	Equity	Class A ordinary shares issuable upon exercise of the New Tranche 1 Warrants	Other	2,096,983		$19.91	(4)	$41,752,576.65	$110.20 per $1,000,000	$4,601.14
	Other	New Tranche 2 Warrants	Other	2,264,741	(5)	—		—	—		(3)
	Equity	Class A ordinary shares issuable upon exercise of the New Tranche 2 Warrants	Other	2,264,741		$35.80	(4)	$81,074,680.68	$110.20 per $1,000,000	$8,934.43
	Other	New Tranche 3 Warrants	Other	2,445,920	(6)	—		—	—		(3)
	Equity	Class A ordinary shares issuable on exercise of the New Tranche 3 Warrants	Other	2,445,920		$48.27	(4)	$118,052,861.42	$110.20 per $1,000,000	$13,009.43
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts							$240,880,118.75		$26,545.00
	Total Fees Previously Paid									—
	Total Fee Offsets									$26,545.00
	Net Fee Due									$0

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the Registrant is also registering an indeterminate number of additional securities as may be issued to prevent dilution resulting from share dividends, share splits or similar transactions.

(2)	Consists of New Tranche 1 Warrants (as defined in the Registration Statement) to purchase up to an estimated 2,096,983 Class A ordinary shares, par value $0.002 per share (the “Class A ordinary shares”) of Cazoo Group Ltd (the “Company” or “Cazoo”). The number of Class A ordinary shares issuable upon exercise of the New Tranche 1 Warrants is estimated solely for the purpose of the calculation of the registration fee.

(3)	In accordance with Rule 457(g), the entire registration fee for the New Warrants (as defined in the Registration Statement) is allocated to the Class A ordinary shares issuable upon exercise of the applicable tranche of New Warrants, and no separate fee is payable for the New Warrants.

(4)	Estimated solely for the purpose of the calculation of the registration fee pursuant to Rule 457(g), based on the estimated exercise price per Class A ordinary share of the applicable tranche of New Warrants.

(5)	Consists of New Tranche 2 Warrants (as defined in the Registration Statement) to purchase up to an estimated 2,264,741 Class A ordinary shares. The number of Class A ordinary shares issuable upon exercise of the New Tranche 2 Warrants is estimated solely for the purpose of the calculation of the registration fee.

(6)	Consists of New Tranche 3 Warrants (as defined in the Registration Statement) to purchase up to an estimated 2,445,920 Class A ordinary shares. The number of Class A ordinary shares issuable upon exercise of the New Tranche 3 Warrants is estimated solely for the purpose of the calculation of the registration fee.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Cazoo Group Ltd	F-1	333-259778	September 24, 2021		$100,754.84	Equity	Class A ordinary shares	262,605,494	$2,415,970,544.80
Fees Offset Sources	Cazoo Group Ltd	F-1	333-259778		September 24, 2021						$509,044.10	(1)

(1)	The Registrant previously filed a registration statement on Form F-1 (File No. 333-259778), initially filed on September 24, 2021 and initially declared effective on October 5, 2021 (the “Prior Registration Statement”), which registered (i) 429,176,927 Class A Shares (the “Secondary Shares”) for resale for a proposed maximum aggregate offering price of $3,948,427,728.50, 21,129,818 Class A Shares (the “Warrant Shares”) issuable on exercise of warrants for resale for a proposed maximum aggregate offering price of $242,992,907, and 41,254,590 Class A Shares (the “Primary Shares”) for issuance upon exercise of warrants for a proposed maximum aggregate offering price of $474,427,785. The Prior Registration Statement was not fully used and 262,605,494 Secondary Shares, 21,129,818 Warrant Shares and 41,254,590 Primary Shares were not sold, resulting in unsold aggregate offering amounts of $2,415,970,544.80, with respect to the Secondary Shares, $242,992,907 with respect to the Warrant Shares and $474,427,785 with respect to the Primary Shares. These unused amounts represent approximately 67.2% of the $509,044.10 of the registration fees on the Prior Registration Statement and result, in the aggregate, in an available fee offset of $341,853.02. The Registrant has terminated or completed any offerings that included the unsold securities under the Prior Registration Statement.